                                                                    EXHIBIT 10.2

                              MANAGEMENT AGREEMENT

      This MANAGEMENT AGREEMENT (the "Agreement") is dated as of this_________day of_________, 2002, between the Tenants in Common whose signatures appear at the end hereof (collectively, the "Tenants in Common"), and Triple Net Properties Realty, Inc., a California corporation ("Property Manager").

      The Tenants in Common own certain real property and improvements in _______________, _______, commonly known as__________________________, as more particularly described in Exhibit "A" attached hereto and incorporated herein (the "Property"). The Tenants in Common have entered into a Tenants in Common Agreement (the "Tenants in Common Agreement") concurrently herewith to provide for the orderly ownership and operation of the Property. The Tenants in Common desire to engage Property Manager to manage, lease, operate, and maintain the Property.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. COMMENCEMENT AND TERMINATION DATES; AUTHORITY OF TENANTS IN COMMON.

            1.1 Commencement and Termination. Property Manager's duties and responsibilities under this Agreement shall begin on the date of this Agreement (the "Start Date") and shall terminate on the earlier of (i) the sale of the Property or any portion thereof, as to such portion of the Property sold only (other than any sale of an undivided interest held by a Tenant in Common to a party that will acquire such interest subject to the Tenants in Common Agreement), (ii) termination as provided in Section 10.1, or (iii) December 31, 2012.

            1.2 Approval of the Tenants in Common. Whenever in this Agreement the approval, consent or other action by the Tenants in Common is required or otherwise appropriate, the unanimous approval, consent or other action of the Tenants in Common shall be required to approve: (i) this Management Agreement and all amendments and renewals hereof in accordance with Section 10.1; (ii) all leases and amendments thereof in accordance with Sections 2.5 and 2.6; (iii) all financing and refinancing of the Property; and (iv) sale of the Property (other than a sale pursuant to the Purchase Option described in Section 11 of the Tenants in Common Agreement). All other actions in this Agreement requiring approval of the Tenants in Common may be taken by the Tenants in Common holding more than fifty percent (50%) of the undivided interests in the Property. Whenever in this Agreement the consent or approval of the Tenants in Common is required or otherwise requested, each Tenant in Common generally shall have thirty (30) days after the date on which the request for consent or approval is submitted to it by Property Manager in which to approve or disapprove of the matter in writing (unless a longer or shorter period for response is expressly provided for herein, for example, the ten (10) day period to review and approve leasing matters). A Tenant in Common who does not disapprove of the matter within such thirty (30) day period (or such longer or shorter period expressly provided for herein) shall be deemed to have approved the matter. Property Manager shall have no obligation hereunder to comply with any requests or direction made by less than all of the appropriate percentage of the Tenants in Common pursuant to Section 1.2 of this Agreement.

      2. PROPERTY MANAGER'S RESPONSIBILITIES.

            2.1 Status of Property Manager. The Tenants in Common and Property Manager do not intend to form a joint venture, partnership or similar relationship. Instead, the parties intend that Property Manager shall act solely in the capacity of an independent contractor for the Tenants in Common. Nothing in this Agreement shall cause Property Manager and the Tenants in Common to be joint ventures or partners of each other, and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except the powers of Property Manager as expressly provided in this Agreement. Nothing in this Agreement shall deprive or otherwise affect the right of either party to own, invest in, manage, or operate, or to conduct business activities which compete with, the Property.

            2.2 Management. Property Manager shall manage, operate and maintain the Property in an efficient, economic, and satisfactory manner and shall manage the performance of everything reasonably necessary for the proper operation of the Property for the tenants thereof, subject to (a) applicable governmental requirements, and (b) the terms and provisions of this Agreement. At the expense of each of the Tenants in Common, based on their undivided interests in the Property, Property Manager shall keep the Property clean and in good repair, shall order and supervise the completion of such repairs as may be required and shall generally do and perform, or cause to be done or performed, all things necessary or required for the proper and efficient management, operation, and maintenance of the Property, provided each of the Tenants in Common, based on their undivided interests in the Property, in a manner reasonably satisfactory to Properly Manager, make available to Property Manager sufficient sums to pay the costs thereof. Property Manager shall perform all services in a diligent and professional manner.

            2.3 Employees/Independent Contractors of Property Manager. Property Manager shall employ, directly or through third party contractors (for example, an employee leasing company or on-site property manager), at all times, a sufficient number of capable employees and/or independent contractors to enable Property Manager to properly, adequately, safely and economically manage, operate and maintain the Property. All matters pertaining to the supervision of such employees shall be the responsibility of Property Manager. All salaries and benefits and positions of employees who perform work in connection with the Property shall be consistent with the Budget (as defined in Section 2.5).

            2.4 Compliance with Laws, Mortgages and Other Matters

                  2.4.1 Property Manager shall use reasonable efforts to comply with all applicable governmental requirements, including by way of illustration, but not limitation, Board of Fire Underwriters or other similar body, relative to the performance of if its duties hereunder, and cause the Property to comply with all applicable governmental laws, ordinances, rules, regulations, and requirements. Property Manager may implement such procedures with respect to the Property as Property Manager may deem advisable for the more efficient and economic management and operation thereof. Property Manager shall pay from the Operating Account (defined in Section 6.1) expenses incurred to remedy violations of laws. However, Property Manager shall not be obligated to remedy violations of law if sufficient funds are not available in the Operating Account or if the Tenants in Common do not provide sufficient additional funds to do so.

                  2.4.2 Property Manager shall furnish to the Tenants in Common, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity, any Board of Fire Underwriters or other similar body against the Property, any notice of default from the holder of any mortgage or deed of trust encumbering the Property, or any notice of termination or cancellation of any insurance policy.

            2.5 Budgets and Operating Plan.

                  2.5.1 Property Manager shall prepare and submit to the Tenants in Common, upon written request, an initial capital and operating budget ("Budget") for the promotion, operation, leasing (including leasing parameters for the Property), repair, maintenance and improvement of the Property for the first full calendar year of ownership on or before November 15th of the calendar year in which the Property was acquired. The Budget shall be on a monthly, cash basis. Property Manager shall also deliver a Budget for each subsequent calendar year on or about November 15th of the calendar year before the budget year. The Budget shall be approved by each Tenant in Common. Each Tenant in Common shall be deemed to have approved the Budget and the leasing parameters contained therein (the "Leasing Parameters") unless the Tenant in Common provides written notice to Property Manager and the other Tenants in Common indicating specific objection to certain Budget items within (a) thirty (30) days from receipt of the Budget for all matters except leasing matters and (b) ten (10) days with respect to all leasing matters. In the event any Tenant in Common disagrees with any item in the Budget, the disputing Tenant in Common shall negotiate in good faith with Property Manager and the other Tenants in Common for fifteen (15) days to resolve the issue. If the parties are unable to reach an agreement on any issue other than leasing matters, the issue shall be resolved by arbitration as set forth in Section 2.5.5 with (a) each of the disputing Tenant(s) in

Common paying his pro rate share of fifty percent (50%) of the cost of arbitration, and (b) all the other Tenants in Common paying his pro rata share of fifty percent (50%) of the costs of the arbitration. The Property Manager may proceed under the terms of the proposed Budget for items that are not objected to and may take any action with respect to items not approved for Emergency Expenditures (as defined in Section 2.5.2). Property Manager shall provide the Tenants in Common with such information regarding the Budget as may be, from time to time, reasonably requested by the Tenants in Common. Property Manager may at any time submit a revised Budget to the Tenants in Common.

                  2.5.2 Property Manager shall charge all expenses to the proper account as specified in the Budget, provided that Property Manager may reallocate savings from one line item to other line items, so long as not more than ten percent (10%) of the amount of any line item is reallocated in any calendar year. Property Manager shall submit a revised Budget to the Tenants in Common prior to making any expenditure not within the Budget unless the expenditure is (a) less than Ten Thousand Dollars ($10,000), or (b) in the Property Manager's reasonable judgment, required to avoid personal injury, significant property damage, a default under any loan encumbering the Property, a violation of applicable law or the suspension of a service (collectively, "Emergency Expenditures").

                  2.5.3 During each year, Property Manager shall inform the Tenants in Common of any material increases in costs and expenses not foreseen and not included in the Budget within a reasonable time after Property Manager learns of such changes.

                  2.5.4 Together with the submission of the Budget, Property Manager shall submit each year to the Tenants in Common an operating plan for the general operation of the Property, including a proposed list of improvements to the Property, general insurance plan, marketing plan and plan for the general operation and maintenance of the Property (the "Operating Plan"). Property Manager may submit a revised Operating Plan to the Tenants in Common at any time.

                  2.5.5 Any controversy arising out of, or related to, any dispute regarding the Budget as set forth in Section 2.5.1 shall be settled by binding arbitration in Orange County, California, in accordance with the rules of The American Arbitration Association (the "AAA"). The arbitration panel shall consist of one member, and shall be a person agreed to by each party to the dispute within fifteen (15) days following the end of the ten (10) day period set forth in Section 2.5.1. If the parties are unable within such fifteen (15) day period to agree upon an arbitrator, then the panel shall be comprised of one arbitrator selected solely by the Orange County office of the AAA, which arbitrator shall be experienced in the area of real estate and who shall be knowledgeable with respect to the subject matter area of the dispute. The disputing Tenants in Common and all the other Tenants in Common shall each pay fifty percent (50%) of any fees and expenses of the arbitrator and other tribunal fees and expenses; each Tenant in Common's share shall be computed separately for the disputing and non-disputing Tenants in Common as a group, by taking each Tenant in Common's undivided interest in the Property over all such non-disputing (or disputing) Tenants in Common (as the case may be). Each party shall pay their own legal fees and other costs. Each party shall submit a written proposal with respect to the issues in dispute. The arbitrator shall render a binding, non-appealable decision within fifteen (15) days (or as soon thereafter as may be practicable) following the close of presentation by the parties of their cases and any rebuttal. The arbitrator shall be limited to picking either alternative submitted without any change. Property Manager shall proceed with the alternative selected by the arbitrator.

            2.6 Leasing.

                  2.6.1 Each Tenant in Common hereby approves all Leases (as defined in Section 2.6.2) presently in effect on the date hereof. New leases, amendments and renewals shall be subject to the procedure and voting process described in Sections 2.5.1 and 2.6.2

                  2.6.2 Property Manager shall use its commercially reasonable efforts to obtain tenants for all rental units in the Property and to renew leases and rental agreements (collectively, "Leases") as provided herein. Property Manager shall have the authority to negotiate and execute new leases, amendments and renewal on behalf of the Tenants in Common provided the terms are consistent with the Leasing Parameters set forth in the Budget. Property Manager will forward to each Tenant in Common by certified United States mail, with return receipt requested, a copy or summary of all new leases, material lease modifications and lease renewals (other than automatic renewals contained in previously approved leases) that have not been approved by the Tenants in Common in accordance with the procedure set forth in Section. 2.5.1. The Tenants in Common are encouraged to review all such leasing materials or summary and contact the Property Manager to discuss any questions and comments they may have with respect to the Leasing Parameters and any other leasing matters. If any Tenant in Common objects to any such leasing matters not described in the Leasing Parameters section of the Budget, he is required to give the Property Manager and all other Tenants in Common written notice that must be received by the Property Manager and all the other Tenants in Common within ten (10) days of when the leasing materials were sent to the objecting Tenant in Common. All of the Tenants in Common will be deemed to have approved all such leasing matters if no Tenant in Common objects within this 10-day period. In addition, the Tenants in Common will grant to the Property Manager a power of attorney to execute all approved leases. If any Tenant in Common objects to any such leasing matters, the Property Manager will not have authority to execute the rejected leases on behalf of the Tenants in Common.

                  2.6.3 Notwithstanding anything to the contrary contained herein, Property Manager shall only provide ordinary and customary services to tenants of the Property and others, and shall provide no unusual or non-customary services to the tenants or any other parties on behalf of the Tenants in Common.

                  2.6.4 Except as provided in the Operating Plan, Property Manager shall not, without the prior written approval of the Tenants in Common, give free rental or discounts or rental concessions to any employees, officers or shareholders of Property Manager or anyone related to such employees, officers or shareholders, unless such discounts or concessions are in lieu of salaries or other benefits to which they would be contractually entitled. Property Manager shall not lease any space in the Property to itself or to any of its affiliates or subsidiaries, except as provided in the Operating Plan, without the prior written consent of the Tenants in Common.

                  2.6.5 Property Manager shall reasonably investigate all prospective tenants, and shall not rent to persons not meeting credit standards reasonable for the market. Property Manager shall obtain a credit check for all prospective tenants through Equifax or a similar service. Property Manager shall retain such information for the duration of the tenancy, and shall make it available to the Tenants in Common upon reasonable request. Property Manager does not guarantee the accuracy of any such information or the financial condition of any tenant.

                  2.6.6 Property Manager and the Tenants in Common agree that there shall be no discrimination against or segregation of any person or group of persons on account of age, race, color, religion, creed, handicap, sex or national origin in the leasing of the Property, nor shall the Tenants in Common or Property Manager permit any such practice or practices of discrimination or segregation with respect to the selection, location, number or occupancy of tenants.

                  2.6.7 Property Manager shall engage contractors, engineers, architects and other consultants on behalf of the Tenants in Common to design and construct improvements to the Property other than those required to be performed by tenants under their leases. For any contract requiring capital expenditures in excess of $50,000, Property Manager shall follow the bidding procedures specified in Section 2.9 below.

            2.7 Collection of Rents and Other Income. Property Manager shall bill all tenants and shall use its commercially reasonable efforts to collect all rent and other charges due and payable from any tenant or from others for services provided in connection with the Property. Property Manager shall deposit all monies so collected in the Operating Account. Each of the Tenants in Common shall be entitled to the income and revenue from any Property based on their undivided interests in the Property.

            2.8 Repairs and Maintenance. Property Manager shall maintain the buildings, appurtenances and grounds of the Property, other than areas which are the responsibility of tenants, including, without limitation, all repairs, cleaning, painting, decorations and alterations, for example electrical, plumbing, carpentry, masonry, elevators and such other routine repairs as are necessary or reasonably appropriate in the course of maintenance of the Property (subject to the limitations of this Agreement). Property Manager shall pay actual and reasonable expenses for materials and labor for such purposes from the Operating Account. Property Manager shall take reasonable precautions against fire, vandalism, burglary and trespass to the Property. However, Property Manager shall only provide ordinary and customary services to tenants of the Property and shall provide no other services to the tenants or others on behalf of the Tenants in Common.

            2.9 Capital Expenditures. Property Manager may make any capital expenditure within any Budget approved by the Tenants in Common without any further consent, provided that Property Manager follows the bid procedures prescribed below. All other capital expenditures other than on an Emergency Expenditure shall be subject to submittal of a revised Budget to the Tenants in Common. Unless the Tenants in Common specifically waive such requirements, or approve a particular contract, Property Manager shall award any contract for a capital improvement exceeding $50,000 in cost on the basis of competitive bidding, solicited from a minimum of two (2) written bids. Property Manager shall accept the bid of the lowest bidder determined by Property Manager to be responsible, qualified and capable of completing such improvements on a reasonable schedule.

            2.10 Service Contracts, Supplies and Equipment.

                  2.10.1 Property Manager may enter into or renew any customary contract for cleaning, maintenance, repairing or servicing the Property or any of the constituent parts of the Property (including contracts for fuel oil, security or other protection, extermination, landscaping, architects or engineering services) contemplated by the Budget and/or the Operating Plan with any unrelated third party without the consent of the Tenants in Common. Each such service contract shall (a) be in the name of the Tenants in Common, (b) be assignable to the transferee of the Tenants in Common, and (c) be for a term not to exceed one (1) year. Unless the Tenants in Common specifically waive such requirements or approve a particular contract, all service contracts for amounts in excess of $50,000 per year shall be subject to bid under the procedure specified in Section 2.9.

                  2.10.2 If this Agreement terminates pursuant to Section 10, Property Manager, at the option of the Tenants in Common, shall assign to the nominee of the Tenants in Common all of Property Manager's interest in the service agreements pertaining to the Property.

                  2.10.3 At the expense of the Tenants in Common, Property Manager shall purchase, provide, and pay for all needed janitorial and maintenance supplies, tools and equipment, restroom and toilet supplies, light bulbs, paints, and similar supplies necessary to the efficient and economical operation and maintenance of the Property. Such supplies and equipment shall be the property of the Tenants in Common based on their undivided interests in the Property. All such supplies, tools, and equipment generally shall be delivered to and stored in the Property and shall be used only in connection with the management, operation, and maintenance of the Property.

                  2.10.4 Property Manager shall use reasonable efforts to purchase all goods, supplies or services at the lowest cost reasonably available from reputable sources in the metropolitan area where the Property is located. In making any contract or purchase hereunder, Property Manager shall use reasonable efforts to obtain favorable discounts for the Tenants in Common and all discounts, rebates or commissions under any contract or purchase order made hereunder shall inure to the benefit of the Tenants in Common based on their undivided interests in such Property. Property Manager shall make payments under any such contract or purchase order to enable the Tenants in Common to take advantage of any such discount if the Tenants in Common provides sufficient funds therefor.

            2.11 Taxes and Mortgages. Property Manager, unless otherwise requested, shall obtain and verify bills for real estate and personal property taxes, general and special real property assessments and other like charges (collectively "Taxes") which are, or may become, liens against the Property. Property Manager shall appeal such Taxes as Property Manager may decide, in its reasonable judgment, to be prudent. Property Manager shall report any such Taxes that materially exceed the amounts contemplated by the Budget to the Tenants in Common prior to Property Manager's payment thereof. Property Manager, if requested by the Tenants in Common, will cooperate to prepare an application for correction of the assessed valuation to be filed with the appropriate governmental agency. Property Manager shall pay, within the time required to obtain discounts, from funds provided by the Tenants in Common or from the Operating Account, all utilities, Taxes and payments due under each lease, mortgage, deed of trust or other security instrument, if any, affecting the Property. To the extent contemplated by the Budget and/or the Operating Plan (as either may be revised from time to time), Property Manager may make any such payments without the approval of the Tenants in Common. Expenses for any Taxes that are based upon the assessed valuation of the Property (or any portion thereof or interest therein) shall not be allocated to the Tenants in Common on a pro rata basis. Instead, each Tenant in Common shall be responsible for all such Taxes attributable to the Tenant in Common's undivided interest in the Property, as reasonably determined by Property Manager, based on the Taxes that would have been allocated to the undivided interest if it was a separate assessor's parcel.

            2.12 Tenant Relations; Compliance. Property Manager will use reasonable efforts to develop and maintain good relations with the tenants in the Property. At all times during the term hereof, Property Manager shall use its reasonable efforts to retain existing tenants in the Property and, after completion of the initial leasing activity for new tenants, to retain such tenants. Property Manager shall use its reasonable efforts to secure compliance by the tenants with the terms and conditions of their respective Leases.

            2.13 Miscellaneous Duties. Property Manager shall (a) maintain at Property Manager's office address as set forth in Section 12.1 and readily accessible to the Tenants in Common, orderly files containing rent records, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, bank statements, canceled checks, deposit slips, debit and credit memos, and all other documents and papers pertaining to the Property or the operation thereof; (b) provide information about the Property necessary for the preparation and filing by each of the Tenants in Common of their individual income or other tax returns required by any governmental authority, including annual statements, identifying each Tenant in Common's undivided percentage of all expenses paid and income received by such Tenant in Common; (c) consider and record tenant service requests in systematic fashion showing the action taken with respect to each, and thoroughly investigate and report to the Tenants in Common in a timely fashion with appropriate recommendations all complaints of a nature which might have a material adverse effect on the Property or the Budget;
(d) supervise the moving in and out of tenants and subtenants; arrange, to the extent possible, the dates thereof to minimize disturbance to the operation of the Property and inconvenience to other tenants or subtenants; and render an inspection report, an assessment for damages and a recommendation on the disposition of any deposit held as security for the performance by the tenant under its lease with respect to each premises vacated; (e) check all bills received for the services, work and supplies ordered in connection with maintaining and operating the Property and, except as otherwise provided in this Agreement, pay such bills when due and payable; and (f) not knowingly permit the use of the Property for any purpose that might void any policy of insurance held by the Tenants in Common or which might render any loss thereunder uncollectible. All such records are the property of the Tenants in Common and will be delivered to the Tenants in Common upon request.

            2.14 Right to Subcontract Property Management Functions. Property Manager reserves the right, in its sole discretion, to subcontract some or all of the property management functions described herein to local property managers and certain other parties. However, except as expressly provided herein, the fees to be paid to Property Manager under this Agreement are inclusive of fees payable to such third parties.

      3. INSURANCE.

            3.1 Insurance.

                  3.1.1 Property Manager, at the Tenants in Common's expense, based on their undivided interests in the Property, will obtain and keep in force adequate insurance against physical damage (such as fire with extended coverage endorsement, boiler and machinery) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property, as contemplated by the Operating Plan to the extent available at commercially reasonable rates. Such insurance shall be obtained for each of the Tenants in Common and shall include each of the Tenants in Common as a named insured. Property Manager shall not be required to obtain earthquake or flood insurance unless expressly directed to do so by a specific written notice from the Tenants in Common, but may do so in Property Manager's reasonable discretion. Property Manager shall be a named insured on all property damage insurance and an additional insured on all liability insurance maintained with respect to the Property.

                  3.1.2 As part of the Operating Plan, Property Manager shall advise the Tenants in Common in writing and make recommendations with respect to the proper insurance coverage for the Property, taking into account the insurance requirements set forth in any mortgage on the Property, shall furnish such information as the Tenants in Common may reasonably request to obtain insurance coverage and shall reasonably aid and cooperate with respect to such insurance and any loss thereunder. The Tenants in Common acknowledge that Property Manager is not a licensed insurance agent or insurance expert. Accordingly, Property Manager shall be entitled to rely on the advice of a reputable insurance broker or consultant regarding the proper insurance for the Property.

                  3.1.3 Property Manager shall investigate and submit, as soon as reasonably possible, a written report to the insurance carrier and the Tenants in Common as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Property, any damage to or destruction of the Property and the estimated costs of repair thereof, and prepare and file with the insurance company in a timely manner required reports in connection therewith. Notwithstanding the foregoing, Property Manager shall not be required to give such notice to the Tenants in Common if the amount of the claims, damage or destruction, as reasonably estimated by Property Manager, does not exceed $10,000 for any one occurrence. Property Manager shall settle all claims against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing and collection of receipts and collection of money, except that Property Manager shall not settle claims in excess of $10,000 without submitting prior notice to the Tenants in Common.

            3.2 Additional Insurance. Any insurance obtained by Property Manager for its own account, and not for the benefit of the Tenants in Common, or the Property, shall be at Property Manager's own expense.

            3.3 Contractor's and Subcontractor's Insurance. Property Manager shall require all contractors and subcontractors entering upon the Property to perform services to have insurance coverage at the contractor's or subcontractor's expense, in the following minimum amounts: (a) worker's compensation - statutory amount; (b) employer's liability (if required) - $500,000; and (c) comprehensive general liability insurance, including comprehensive auto liability insurance covering the use of all owned and hired automobiles, with bodily injury and property damage limits of $750,000 per occurrence. Property Manager may waive such requirements in its reasonable discretion. Property Manager shall obtain and keep on file a certificate of insurance which shows that each contractor and subcontractor is so insured.

            3.4 Waiver of Subrogation. To the extent available at commercially reasonable rates, all property damage insurance policies required hereunder shall contain language whereby the insurance carrier thereunder waives any right of subrogation it may have with respect to the Tenants in Common or Property Manager.

      4. FINANCIAL REPORTING AND RECORD KEEPING.

            4.1 Books of Accounts. Property Manager shall maintain adequate and separate books and records for the Property with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Property. Such books and records shall contain a separate accounting of all items of income and all items of expenses for each Tenant in Common. The Tenants in Common agree to provide to Property Manager any financial or other information reasonably requested by Property Manager to carry out its services hereunder. Property Manager shall maintain such books and records, including separate accounting records for each Tenant in Common's income and expense of the Property, at Property Manager's office set forth in Section 12.1. Property Manager shall ensure such control over accounting and financial transactions as is reasonably necessary to protect the Tenants in Common's assets from theft, error or fraudulent activity by Property Manager's employees. Property Manager shall bear losses arising from such instances, including, without limitation, the following: (a) theft of assets by Property Manager's employees, principals, or officers or those individuals associated or affiliated with Property Manager;
(b) overpayment or duplicate payment of invoices arising from either fraud or gross negligence, unless credit is subsequently received by the Tenants in Common; (c) overpayment of labor costs arising from either fraud or gross negligence, unless credit is subsequently received by the Tenants in Common; (d) overpayment resulting from payment from suppliers to Property Manager's employees or associates arising from the purchase of goods or services for the Property; and (e) unauthorized use of facilities by Property Manager or Property Manager's employees or associates.

            4.2 Financial Reports. On or about the twentieth (20th) day of each month, Property Manager shall furnish to the Tenants in Common a report of all significant transactions occurring during the prior month. These reports shall show all collections, delinquencies, uncollectible items, vacancies and other matters pertaining to the management, operation, and maintenance of the Property during the month. Property Manager also shall deliver to the Tenants in Common within a reasonable time after (a) the close of a calendar year and (b) the termination of this Agreement, a balance sheet for the Property. The statement of income and expenses, the balance sheet, and all other financial statements and reports shall be prepared on a cash basis.

            4.3 Supporting Documentation. As additional support to the monthly financial statement, unless otherwise directed by the Tenants in Common, and at the expense of the Tenants in Common, Property Manager shall maintain and make available at Property Manager's office, as set forth in Section 12.1, copies of the following: (a) all bank statements, bank deposit slips, bank debit and credit memos, canceled checks, and bank reconciliations; (b) detailed cash receipts and disbursement records; (c) detailed trial balance for receivables and payables and billed and unbilled revenue items; (d) rent roll of tenants;
(e) paid invoices (or copies thereof); (f) summaries of adjusting journal entries as part of the annual accounting process; (g) supporting documentation for payroll, payroll taxes and employee benefits; (h) appropriate details of accrued expenses and property records; (i) information regarding the operation of the Property necessary for preparation by each Tenant in Common of such Tenant in Common's individual tax returns; and (j) market study of competition (quarterly only). In addition, Property Manager shall deliver to the Tenants in Common with the monthly financial statement copies of the documents described in
(a) (statements and reconciliations only), (b), (c), (d), and (h) above. Property Manager shall deliver a copy of the document described in (j) to any Tenant in Common upon request. Property Manager shall maintain separate income and expense accounts for each Tenant in Common.

      5. RIGHT TO AUDIT. Each of the Tenants in Common and their representatives may examine all books, records and files maintained for the Tenants in Common by Property Manager. The Tenants in Common may perform any audit or investigations relating to Property Manager's activities at any office of Property Manager if such audit or investigation relates to Property Manager's activities for the Tenants in Common. Should any of the Tenants in Common discover defects in internal control or errors in record keeping, Property Manager shall undertake with all appropriate diligence to correct such discrepancies either upon discovery or within a reasonable period of time. Property Manager shall inform the Tenants in Common in writing of the action taken to correct any audit discrepancies.

      6. BANK ACCOUNTS.

            6.1 Bank Account. Property Manager shall establish and maintain, in reputable banks or financial institutions designated by Property Manager, separate bank accounts in trust for, or in the name of, the Tenants in Common (the "Bank Accounts"). All moneys collected from, or in connection with, the Property shall be deposited in the Bank Accounts. Any bank accounts maintained by a third party property manager shall be designated as a real estate trust account or shall be in trust for, or in the name of, the Tenants in Common.

            6.2 Operating Account. Property Manager shall be permitted to deposit and make withdrawals from a master Bank Account. Property Manager shall maintain books and records of deposits and withdrawals credited and charged to each Tenant in Common's subaccount (such master account together with and any interest earned thereon, shall hereinafter be referred to as the "Operating Account"). The Tenants in Common shall maintain the Operating Account so that an amount at least as great as the budgeted expenses for such month is in Operating Account as of the first of each month. Property Manager shall pay from the Operating Account, on behalf of each Tenant in Common with respect to their share of Property operating expenses, based on their undivided interests in the Property, the operating expenses of the Property and any other payments relating to the Property as required by this Agreement. If more than one bank account is necessary to operate the Property, each account shall have a unique name.

            6.3 Security Deposit Account. If applicable law requires a segregated account of security deposits, Property Manager will open, on behalf of each Tenant in Common, a separate account at a reputable bank or other financial institution. Property Manager shall maintain such account in accordance with applicable law. Property Manager shall use the account only to maintain security deposits on behalf of the Tenants in Common. Property Manager shall inform the bank or financial institution to hold the funds in trust for the Tenants in Common. Property Manager shall maintain detailed records of all security deposits deposited, and allow the Tenants in Common or their designees access to such records. Property Manager may return such deposits to any tenant in the ordinary course of business in accordance with the terms of the applicable lease and applicable law. If interest is earned on any interest-bearing accounts in excess of $2,500 in any given month, each Tenant in Common shall be entitled to its share of such interest; otherwise, Property Manager shall be entitled to retain such interest.

            6.4 Access to Account. As authorized by signature cards, representatives of Property Manager shall have access to and may draw upon all funds in the accounts described in Sections 6.1, 6.2 and 6.3 without the approval of the Tenants in Common. The Tenants in Common may not withdraw funds from such accounts without Property Manager's prior written consent.

      7. PAYMENTS OF EXPENSES.

            7.1 Costs Eligible for Payment from Operating Account. Property Manager shall pay all expenses of the operation, maintenance and repair of the Property contemplated by the Budget directly from the Operating Account, subject to the conditions set forth in Section 2.5, including the following: (a) costs of the gross salary and wages or proportional shares thereof, payroll taxes, worker's compensation insurance, and all other benefits of employees (for example, on-site personnel) required to manage, operate and maintain the Property properly, adequately, safely and economically, subject to this Agreement, provided that Property Manager shall not pay such employees in advance; (b) cost to correct the violation of any governmental requirement relating to the leasing, use, repair and maintenance of the Property, or relating to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, if such cost is not the result of Property Manager's gross negligence or willful misconduct; (c) actual and reasonable cost of making all repairs, decorations and alterations if such cost is not the result of Property Manager's gross negligence or willful misconduct; (d) cost incurred by Property Manager in connection with all service agreements; (e) cost of collection of delinquent rents collected by a collection agency or attorney;
(f) legal fees of attorneys; (g) cost of capital expenditures subject to the restrictions in Section 2.9 and in this Section; (h) cost of printed checks for each account required for the Property and the Tenants in Common; (i) cost of utilities; (j) cost of advertising; (k) cost of printed forms and supplies required for use at the Property; (1) management compensation set forth in
Section 9; (m) the cost of tenant improvements to the Property; (n) all hiring, relocation and termination costs for any employee, including those individuals whose salaries and benefits are paid by the Tenants in Common; (o) broker's commissions; (p) debt service; (q) the cost of utilities, services, contractors and insurance; (r) reimbursement of Property Manager's out-of-pocket costs and expenses to the extent not prohibited by Section 8 below; (s) general accounting and reporting services within the reasonable scope of the Property Manager's responsibility to the Tenants in Common; (t) cost of forms, papers, ledgers, and other supplies and equipment used in connection with the Property for the preparation of reports, information and returns to be prepared by Property Manager under the terms of this Agreement; (u) all expenses of Property Manager's on-site office; (v) all other costs directly related to the Property, including, but not limited to, communication costs (telephone, postage, etc.), computer rentals or time, supplies (paper, envelopes, business forms, checks, payroll forms and record cards, forms for governmental reports, etc.), printing, insurance, fidelity bonds, taxes and license fees, and general office expenses allocable to the Property; and (w) cost of routine travel by Property Manager's employees or associates to and from Property. Except as expressly set forth in the Budget, Property Manager shall be paid $5,000 per year as reimbursement for the items set froth above in Subsection 7.1(r), (s) and (t). All other amounts not directly related to the Property or the Tenants in Common shall be payable solely by Property Manager, and shall not be paid out of the Operating Account or reimbursed by the Tenants in Common.

            7.2 Operating Account Deficiency. If there are not sufficient funds in the Operating Account to make any such payment, Property Manager shall notify the Tenants in Common, if possible, at least ten (10) days prior to any delinquency so that the Tenants in Common have an opportunity, based on their interests in the Property, to deposit sufficient funds in the Operating Account to allow for such payment prior to the imposition of any penalty or late charge. No later than the twentieth (20th) day of each month, Property Manager shall remit to the Tenants in Common all unexpended funds for the prior month, except for a reserve for contingencies reflected in the Budget which shall remain in the Operating Account in the amount equal to the expenses budgeted for the month in which the remittance is to be made. All expenses of the Property shall be allocated to the Tenants in Common in accordance with their interests in the Property.

            7.3 Interest on Funds Advanced or Loaned by Property Manager. Property Manager, Cunningham Lending Group, LLC, an Affiliate of Anthony W. Thompson, President of the Property Manager, or NNN 2004 Notes Program, LLC, an Affiliate of Property Manager, may (but shall not be obligated to) loan funds to the Tenants in Common in the future, with simple interest thereon at its cost of funds not to exceed twelve percent (12%) per annum (or, if lower, the highest rate permitted by law), plus a possible profit participation for loans made by NNN 2004 Notes Program, LLC. Such loans, if any, shall be fully recourse to each Tenant in Common and must be repaid within thirty one (31) days of funding.

      8. PROPERTY MANAGER'S COSTS NOT TO BE REIMBURSED.

            8.1 Non-reimbursable Costs. The following expenses or costs incurred by or on behalf of Property Manager in connection with the management and leasing of the Property shall be at the sole cost and expense of Property Manager and shall not be reimbursed by the Tenants in Common: (a) cost attributable to losses arising from gross negligence or fraud on the part of Property Manager, Property Manager's associates or employees; (b) cost of insurance purchased by Property Manager for its own account; and (c) Property Manager's cost of overhead, salaries and other items except as expressly provided in Section 7.1.

            8.2 Litigation. Property Manager will be responsible for and hold the Tenants in Common harmless from, all fees, costs, expenses, and damages relating to disputes with employees for worker's compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses.

      9. COMPENSATION. Each Tenant in Common shall pay the fees set forth below based on their undivided interest in the Property.

            9.1 Property Management Fee. Property Manager, or an Affiliate, shall receive, for its services in managing the Property in accordance with the terms of this Agreement, a monthly management fee (the "Property Management Fee"), equal to five percent (5%) of Gross Revenues (defined below), which Property Management Fee shall be in addition to out-of-pocket and on-site personnel costs that are reimbursable pursuant to Section 7, and the other fees provided in this Agreement. "Gross Revenues" shall be all gross billings from the operations of the Property, including rental receipts and reimbursements by tenants for common area expenses, operating expenses and taxes and similar pass-through, obligations paid by tenants, but excluding (a) security deposits received from tenants and interest accrued thereon for the benefit of the tenant until such deposits or interest are included in the taxable income of the Tenants in Common, (b) advance rents until the month in which payments are to apply as rental income, (c) reimbursements by tenant's for work done for that particular tenant, (d) insurance proceeds received by the Tenants in Common as a result of any insured loss (except proceeds from rent insurance), (e) condemnation proceeds not attributable to rent, (f) capital contributions made by the Tenants in Common, (g) proceeds from capital, financing and any other transaction not in the ordinary course of the operation of the Property, (h) income derived from interest on investments or otherwise, (i) abatement of taxes, awards arising out of takings by eminent domain, discounts and dividends on insurance policies, and (j) rental concessions not paid by third parties. The Management Fee shall be payable monthly, following calculation thereof, upon submission of a monthly statement from the Operating Account or from other funds timely provided by the Tenants in Common. Upon termination of this Agreement, the parties will prorate the Management Fee on a daily basis to the effective date of such cancellation or termination. If Property Manager engages local property managers or other parties to provide property management services in accordance with Section 2.14, Property Manager shall be obligated to pay such third parties, it being intended that the Property Management Fee shall be inclusive of such third party fees.

            9.2 Leasing Commissions. Property Manager or an Affiliate shall receive, for its services in leasing the Property in accordance with the terms of this Agreement, a leasing commission (the "Leasing Commission") equal to six percent (6%) of the value of any lease centered into during the term of this Agreement and three percent (3%) with respect to any renewals. Any leasing fees due outside leasing agents or brokers, except for any who are on site will be paid by the Property Manager from these commissions. The value of the lease shall be calculated by totaling the minimum monthly rent (or similar rent) for the term of the lease. The term of the lease shall not exceed five (5) years for purposes of the foregoing computation and shall be exclusive of option periods. If another broker represents the tenant, then Property Manager may cooperate with that broker on terms and conditions acceptable to Property Manager, in its sole discretion, with commissions to the other broker to be paid by the Property Manager.

            9.3 Construction Management Fee. Property Manager, or an Affiliate, shall receive, for its services in supervising any construction or repair project in or about the Property, including the anticipated improvements described in Section 2.14, a construction management fee (the "Construction Management Fee") equal to five percent (5%) of any amount (including related professional services) up to Twenty-Five Thousand Dollars ($25,000.00), four percent (4%) of any amount over Twenty-Five Thousand Dollars ($25,000.00) but less than Fifty Thousand Dollars ($50,000.00), and three percent (3%) of any amount over Fifty Thousand Dollars ($50,000.00) which is expended in any calendar year for construction or repair projects.

            9.4 Selling Commission. The Tenants in Common hereby grant Property Manager, or an Affiliate, the exclusive right to sell the Property on terms acceptable to the Tenants in Common as described herein. Property Manager shall be entitled to receive a sales commission (the "Selling Commission") from the Tenants in Common equal to up to five percent (5%) maximum of the gross sales price of the Property if the Property Manager obtains a buyer for the Property (or portion thereof) on terms approved by the Tenants in Common or if Property Manager or an Affiliate purchases the Property pursuant to the Purchase Option set forth in Section 11 of the Tenants in Common Agreement. The Property Manager or an Affiliate will be entitled to a maximum of four percent (4%) of the Selling Commission; any third party real estate agents and brokers who assist in the sale will also be paid a portion of the Selling Commission up to a maximum of five percent (5%) including the Selling Commission paid to the Property Manager. Notwithstanding anything to the contrary contained herein, if the Property Manager is terminated "for cause" pursuant to Section 10.1 of this Agreement, the Property Manager shall not thereafter have the right to sell the Property and shall not receive the Selling Commission.

            9.5 Loan Fee. Property Manager or an Affiliate shall receive a loan fee (the "Loan Fee") in the amount of one percent (1%) of the principal amount of all loans obtained for the Property by the Property Manager during the term of this Agreement. Property Manager or an Affiliate shall pay any loan brokers or other parties (other than the lender) who assist in such financings.

            9.6 Payment of Fees. The Property Management Fee shall be paid monthly in arrears. The Leasing Commission, Construction Management Fee and Loan Fee shall each be paid when the Lease is signed, the construction is substantially completed, the court appearance has occurred and the new financing has closed escrow. The Selling Commission shall be paid upon closing escrow, after the Tenants in Common have received a return of their unrecovered investment in the Property but before any net profits are distributed to the Tenants in Common.

      10. TERMINATION.

            10.1 Termination by Tenants in Common. This Agreement shall renew on an annual basis until December 31, 2012, unless terminated by any of the Tenants in Common as provided below. Each of the Tenants in Common shall have the right to terminate this Agreement: (a) without cause, within thirty (30) days of each anniversary of the date hereof and upon payment of their pro rata share of the termination fee computed in the same manner as the Special Allocation (as defined in the Memorandum), as if the Properties were sold based on a value equal to the greater of (i) the appraised value or (ii) the acquisition capitalization rate for the Properties, times the net operating income of the Properties for the 12 month period prior to the termination and (b) "for cause," upon thirty (30) days prior written notice. However, the Lender is required to approve the termination in writing before any such termination shall be effective. For purposes of this Agreement, termination "for cause" shall mean termination due to the (a) gross negligence or fraud of Property Manager, (b) willful misconduct or willful breach of this Agreement by Property Manager, (c) bankruptcy, insolvency or inability of the Property Manager to meet its obligation as the same come due, or (d) a conviction of a felony by Anthony W. Thompson, President of Property Manager. If an affiliate of Property Manager owns membership interests in NNN 2002 Value Fund, LLC, the vote of such affiliate shall not be counted for any purpose in such a vote to terminate this Agreement. The parties acknowledge that the termination fee is due on termination without cause in recognition of the substantial costs that Property Manager has incurred in start-up and other expenses to be prepared to manage, and to manage, the Property.

            10.2 Termination by Property Manager. Property Manager shall have the right to terminate this Agreement, provided that the Tenants in Common are in default in the performance of any of its obligations hereunder, and such default remains uncured for thirty (30) days following Property Manager's giving of written notice of such default to the Tenants in Common.

            10.3 Termination On Sale. This Agreement shall automatically terminate upon the sale of the entire Property without payment of any termination fee.

            10.4 Final Accounting. Within thirty (30) days after termination of this Agreement for any reason, Property Manager shall deliver to each Tenant in Common based on their undivided interest in the Property, the following: (a) a final accounting, setting forth the balance of income and expenses on the Property as of the date of termination; (b) any balance or monies of the Tenants in Common or tenant security deposits held by Property Manager with respect to the Property; and (c) all materials and supplies, keys, books and records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property. For a period of thirty (30) days after such expiration or cancellation for any reason other than the Tenants in Common's default, Property Manager shall be available, through its senior executives familiar with the Property, to consult with and advise the Tenants in Common or any person or entity succeeding to the Tenants in Common as owner of the Property or such other person or persons selected by the Tenants in Common regarding the operation and maintenance of the Property. In addition, Property Manager shall cooperate with the Tenants in Common in notifying all tenants of the Property of the expiration and termination of this Agreement, and shall use reasonable efforts to cooperate with the Tenants in Common to accomplish an orderly transfer of the operation and management of the Property to a party designated by the Tenants in Common. Property Manager shall receive its monthly Property Management Fee for such services. Property Manager shall, at its cost and expense, promptly remove all signs wherever located indicating that it is the Property Manager and replace and repair any damage resulting therefrom. Termination of this Agreement shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period prior to the termination.

      11. CONFLICTS. Property Manager shall not deal with or engage, or purchase goods or services from, any subsidiary or affiliated company of Property Manager in connection with the management of the Property for amounts above market rates.

      12. NOTICES.

            12.1 Notices. All notices, demands, consents, approvals, reports and other communications provided for in this Agreement shall be in writing and shall be given to the Tenants in Common or Property Manager at the address set forth below or at such other address as they may specify hereafter in writing:

      Tenants in Common:      At the addresses specified in the Tenants in
                              Common Agreement

      Property Manager:       Triple Net Properties Realty, Inc., Property
                              Manager
                              1551 N. Tustin Avenue, Suite 650
                              Santa Ana, California 92705
                              Attn: Anthony W. Thompson, President

      With a copy to:         Hirschler Fleischer
                              P.O. Box 500
                              Richmond, Virginia 23218-0500
                              Attn: Louis J. Rogers, Esquire

Such notice or other communication may be delivered by a recognized overnight delivery service providing a receipt, facsimile transmission or mailed by United States registered or certified mail, return receipt requested, postage prepaid if deposited in a United States Post Office or depository for the receipt of mail regularly maintained by the post office. Notices sent by overnight courier shall be deemed given one (1) business day after mailing; notices sent by registered or certified mail shall be deemed given two (2) business days after mailing; and notices sent by facsimile transmission shall be deemed given as of the date sent (if sent prior to 5:00 p.m. PST and if receipt has been acknowledged by the operator of the receiving machine).

      13. MISCELLANEOUS.

            13.1 Assignment. Property Manager may not assign this Agreement without the prior written consent of each of the Tenants in Common, which consent may be withheld in each of the Tenants in Common's sole and absolute discretion. Subject to the Tenants in Common Agreement, a Tenant in Common may assign its rights to a party acquiring its undivided interest ("Successor Tenant in Common") and upon assignment and the assumption of this Agreement by the Successor Tenant in Common pursuant to an agreement whereby (a) the assigning Tenant in Common assigns to the Successor Tenant in Common all of its right, title and interest in and to this Agreement and (b) the Successor Tenant in Common assumes and agrees to perform faithfully and to be bound by all of the terms, covenants, conditions, provisions and agreements of this Agreement with respect to the undivided interest to be transferred, the assigning Tenant in Common shall be relieved of all liability accruing after the effective date of the assignment and, without further action by Property Manager or the other Tenants in Common, the Successor Tenant in Common shall become a party to this Agreement.

            13.2 Gender. Each gender shall include each other gender. The singular shall include the plural and vice-versa.

            13.3 Amendments. Except as otherwise provided, each amendment, addition or deletion to this Agreement shall not be effective unless approved by the parties in writing.

            13.4 Attorneys' Fees. In any action or proceeding between Property Manager and the Tenants in Common arising from or relating to this Agreement or the enforcement or interpretation hereof, the party prevailing in such action or proceeding shall be entitled to recover from the other party all of its reasonable attorneys' fees and other costs and expenses of the action or proceeding.

            13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to any choice of law rules.

            13.6 Headings. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

            13.7 Representations. Property Manager represents and warrants that it is or shall be prior to entering into any transaction fully qualified and licensed, to the extent required by law, to manage and lease real estate and perform all obligations assumed by Property Manager hereunder. Property Manager shall use reasonable efforts to comply with all such laws now or hereafter in effect.

            13.8 Indemnification by Property Manager. Property Manager shall indemnify, defend and hold the Tenants in Common and their shareholders, officers, directors, and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, sustained or incurred by or asserted against the Tenants in Common by reason of the acts of Property Manager which arise out of its gross negligence or fraud of Property Manager, its agents or employees or Property Manager's breach of this Agreement. If any person or entity makes a claim or institutes a suit against the Tenants in Common on a matter for which the Tenants in Common claim the benefit of the foregoing indemnification, then (a) the Tenants in Common shall give Property Manager prompt notice thereof in writing; (b) Property Manager may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to the Tenants in Common; and (c) neither the Tenants in Common nor Property Manager shall settle any claim without the other's written consent.

            13.9 Indemnification by the Tenants in Common. The Tenants in Common shall indemnify, defend and hold Property Manager and its shareholders, officers, directors and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorney's fees and court costs, sustained or incurred by or asserted against Property Manager by reason of the operation, management, and maintenance of the Property and the performance by Property Manager of Property Manager's obligations under this Agreement but only to the extent of each Tenants in Common's interest in the Property, except those which arise from Property Manager's gross negligence or fraud. If any person or entity makes a claim or institutes a suit against Property Manager on any matter for which Property Manager claims the benefit of the foregoing indemnification, then (a) Property Manager shall give the Tenants in Common prompt notice thereof in writing; (b) the Tenants in Common may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to Property Manager; (c) neither Property Manager nor the Tenants in Common shall settle any claim without the other's written consent; and (d) this subsection shall not be so construed as to release the Tenants in Common or the Property Manager from any liability to the other for a breach of any of the covenants agreed to be performed under the terms of this Agreement.

            13.10 Complete Agreement. This Agreement shall supersede and take the place of any and all previous agreements entered into between the parties with respect to the management of the Property.

            13.11 Severability. If any provisions of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, where the application of such provisions or circumstances other than those as to which it is determined to be invalid or unenforceable shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

            13.12 No Waiver. The failure by any party to insist upon the strict performance of, or to seek remedy of, any one of the terms or conditions of this Agreement or to exercise any right, remedy, or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of the parties specified in this Agreement and all other rights or remedies that they may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy of the parties.

            13.13 Binding Effect. This Agreement shall be binding and inure to the benefit of the parties and their respective successors and assigns.

            13.14 Enforcement of Property Manager's Rights. In the enforcement of its rights under this Agreement, Property Manager shall not seek or obtain a money judgment or any other right or remedy against any shareholders or disclosed or undisclosed principals of the Tenants in Common. Property Manager shall enforce its rights and remedies solely against the estate of the Tenants in Common in the Property or the proceeds of any sale of all or any portion of the Tenants in Common's interest therein.

            13.15 Binding Arbitration. BY EXECUTING THIS AGREEMENT YOU ARE AGREEING TO HAVE CERTAIN DISPUTES DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE SUCH DISPUTES LITIGATED IN A COURT OR JURY TRIAL. BY EXECUTING THIS AGREEMENT YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

                                        PROPERTY MANAGER:

                                        TRIPLE NET PROPERTIES REALTY, INC.,
                                        a California corporation


                                        By: /s/ Anthony W. Thompson
                                            ------------------------------------

                                            Anthony W. Thompson, President


                                        TENANTS IN COMMON:

                                        NNN 2002 VALUE FUND, LLC,
                                        a Virginia limited liability company

                                        By: TRIPLE NET PROPERTIES, LLC,
                                            a Virginia limited liability company
                                            Its: Manager


                                        By: /s/ Anthony W. Thompson
                                            ------------------------------------

                                            Anthony W. Thompson, President

                                   Exhibit A
                               LEGAL DESCRIPTION

Bank of America Plaza West

PARCEL I:
---------

That portion of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SE 1/4) of Section 27, Township 20 South, Range 60 East, M.D. & M., described as follows:

Lots One (1) and Two (2) as shown by map thereof in File 55 of Parcel Maps, Page 86, in the Office of the County Recorder, Clark County, Nevada.

EXCEPTING THEREFROM that portion of said land as conveyed to the City of Las Vegas by Grant Deed recorded December 07, 1989 in Book 891207 as Document No. 00790 of Official Records.

TOGETHER WITH that portion of vacated street as vacated by that Order of Vacation recorded March 02, 1990 in Book 900302 as Document No. 00688 of Official Records.

PARCEL II:
----------

Rights under that certain "Encroachment Agreement" recorded February 28, 1990 in Book 900228, as Document No. 01010, Official Records, Clark County, Nevada.

Netpark


Being part of the Northeast quarter of Section 3, Township 29 South, Range 19 East, and more particularly described as follows:

Commencing at the Northwest corner of the Northeast quarter of said Section, thence South 00 degrees 09 minutes 15 seconds East along the West boundary of the Northeast quarter of said Section, a distance of 70.11 feet to a point; thence North 89 degrees 46 minutes 30 seconds East, a distance of 134.00 feet to a point, also being point of intersect of the South right of way line of Hillsborough Avenue with the East right of way line of 56th Street, thence South 00 degrees 09 minutes 15 seconds East along the East right of way line of 56th Street, a distance of 200.00 feet to the POINT OF BEGINNING; thence North 89 degrees 46 minutes 30 seconds East a distance of 200.00 feet; thence South 00 degrees 09 minutes 15 seconds East, a distance of 15.00 feet to a point; thence North 89 degrees 46 minutes 30 seconds East, a distance of 503.67 feet to a point; thence North 35 degrees 19 minutes 00 seconds West, a distance of 6.16 feet to a point; thence North 00 degrees 13 minutes 30 seconds West, a distance of 6.16 feet to a point; thence North 00 degrees 13 minutes 30 seconds West, a distance of 209.96 feet to a point on the aforementioned South right of way line of Hillsborough Avenue, thence along said South right of way line, North 89 degrees 46 minutes 30 seconds East, a distance of 1036.00 feet to a point; thence departing said South right of way line, South 00 degrees 13 minutes 30 seconds East, a distance of 345.00 feet to a point; thence North 89 degrees 46 minutes 30 seconds East, a distance of 104.72 feet to a point; thence 176.20 feet along an arc to the left, having a radius of 311.00 feet and a chord of
173.85 feet bearing North 27 degrees 16 minutes 48 seconds East; thence North 00 degrees 13 minutes 30 seconds West, a distance of 190.81 feet to a point on the aforementioned South right of way line of Hillsborough Avenue, thence along said South right of way line, North 89 degrees 46 minutes 30 seconds East, a distance of 80.00 feet to a point; thence departing said South right-of-way line, South 00 degrees 13 minutes 30 seconds East, a distance of 139.63 feet, thence South 65 degrees 19 minutes 00 seconds East, a distance of 443.62 feet to a point; thence South 27 degrees 13 minutes 30 seconds West, a distance of 7.78 feet to a point; thence South 62 degrees 49 minutes 30 seconds East, a distance of 50.00 feet to a point on the Northerly right of way of Harney Road, thence along said Northerly right of way line, south 27 degrees 13 minutes 30 seconds West, a distance of 1262.00 feet to a point; thence 233.22 feet along an arc to the right, having a radius of 490.77 feet and a chord of 231.04 feet bearing South 40 degrees 50 minutes 20 seconds West; thence South 54 degrees 27 minutes 10 seconds West, a distance of 1035.00 feet to a point; thence departing said Northerly right of way line, North 35 degrees 32 minutes 50 seconds West, a distance of 85.00 feet to a point; thence North 85 degrees 19 minutes 00 seconds West, a distance of 23.22 feet to a point; thence South 54 degrees 27 minutes 10 seconds West, a distance of 122.27 feet to a point; thence South 35 degrees 32 minutes 50 seconds East, thence a distance of 100.00 feet to a point on the aforementioned northerly right of way of Harney Road, thence along said Northerly right of way line, South 54 degrees 27 minutes 10 seconds West, a distance of 704.36 feet to a point; thence 120.62 feet along an arc to the right, having a radius of 132.01 feet and a chord of 116.47 feet bearing South 77 degrees 18 minutes 27 seconds West; thence North 46 degrees 40 minutes 24 seconds West, a distance of 107.55 feet to a point; thence North 04 degrees 32 minutes 41 seconds West, a distance of 76.75 feet to a point on the aforementioned East right of way line of 56th Street, thence along said East right of way line,

203.17 feet along an arc to the left, having a radius of 1279.92 feet and a chord of 202.95 feet bearing North 04 degrees 18 minutes 02 seconds East; thence North 00 degrees 09 minutes 15 seconds West, a distance of 263.47 feet to a point; thence departing said East right of way line, North 89 degrees 50 minutes 45 seconds East, a distance of 35.00 feet to a point; thence North 00 degrees 09 minutes 15 second West, a distance of 50.00 feet; thence South 89 degrees 50 minutes 45 seconds West, a distance of 35.00 feet to a point on the aforementioned East right of way line of 56th Street, thence along said East right of way line, North 00 degrees 19 minutes 15 second West, a distance of 1894.89 feet to the point of beginning.

Congress Center

Parcel 1:

Lots 1 through 12 inclusive (except the East 56 feet of said Lots 1 through 12) and the North 9.4 feet of the West 94.89 feet of Lot 13, Lot 24 (Except the South 9.4 feet thereof) and all of Lots 25 to 40 inclusive in Moseley and McCord's Subdivision of Block 53 in School Section Addition to Chicago in
Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

Parcel 2:

The East 1/2 of the vacated alley lying West of and adjacent to Lot 39, Lots 4 through 12 inclusive and the North 9.4 feet of the West 94.89 feet of Lot 13 all in Moseley and McCord's Subdivision of Block 53 in School Section Addition to Chicago in Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

Parcel 3:

The West 1/2 of the vacated alley lying East of and adjacent to Lot 24 (except the South 9.4 feet thereof), Lots 25 through 33 inclusive and Lot 38 all in Moseley and McCord's Subdivision of Block 53 in School Section Addition to Chicago in Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

Save and except the following from Parcels 1, 2 and 3:

The West 113.00 feet (measured perpendicularly) of the following described property, all taken as one tract: Lot 24, except the South 9.40 feet, and all of Lots 25 through 37, both inclusive, in Moseley and McCord's Subdivision of Block 53 in School Section Addition to Chicago a subdivision in Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.